Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

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Check the appropriate box:
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    14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material under ss. 240.14a-12

                           MARKWEST HYDROCARBON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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            registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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

                                                                 [LOGO MARKWEST]

April 14, 2003

Dear Stockholder:

      We cordially invite you to our 2003 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 15, 2003, at 10:00 a.m., Mountain Daylight Time, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

      At this year's meeting, you will be asked to vote on the election of three directors and the ratification of PricewaterhouseCoopers LLP's appointment as our independent accountants for the fiscal year ending December 31, 2003. You will also be asked to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the three directors and the ratification of the appointment of the independent accountants.

      To be certain that your shares are voted at the annual meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

      At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by the stockholders. We will also be serving light refreshments, at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.


                                      /s/ John M. Fox

                                      Sincerely,
                                      John M. Fox
                                      Chairman of the Board,President and
                                      Chief Executive Officer

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                                  May 15, 2003

                              --------------------

TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

      As a stockholder, you are invited to our 2003 Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc., which will be held at 10:00 a.m., Mountain Daylight Time, on May 15, 2003, at our headquarters located at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, for the following purposes:

      1. To elect three Class I directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2006 or until the election and qualification of their respective successors.

      2. To ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

      3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The Board of Directors has fixed the close of business on April 4, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record as of the close of business on such date are entitled to notice of, and to vote at, the meeting. We anticipate mailing this proxy on or about April 14, 2003.

      We encourage you to take part in the affairs of your company either in person or by executing and returning the enclosed proxy.

                                    By Order of the Board of Directors,

                                    Donald C. Heppermann
                                    Secretary

Dated:  April 14, 2003

    STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
            ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

                           MARKWEST HYDROCARBON, INC.
                       155 Inverness Drive West, Suite 200
                            Englewood, CO 80112-5000

                                TABLE OF CONTENTS

ABOUT THE MEETING ............................................................ 1

PROPOSALS PRESENTED FOR STOCKHOLDER VOTE ..................................... 5

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS .................................... 7

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ................ 9

AUDIT COMMITTEE REPORT ...................................................... 13

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT ........................... 14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................. 14

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS ............................ 15

EQUITY COMPENSATION PLAN INFORMATION ........................................ 18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............. 19

PERFORMANCE GRAPH ........................................................... 21

PROPOSALS FOR THE NEXT ANNUAL MEETING ....................................... 22

                           MARKWEST HYDROCARBON, INC.
                       155 Inverness Drive West, Suite 200
                            Englewood, CO 80112-5000

                            -------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 15, 2003

                            -------------------------

      In this report, unless the context requires otherwise, references to we, us, our, MarkWest Hydrocarbon, MarkWest or the Company are intended to mean MarkWest Hydrocarbon, Inc., and its consolidated subsidiaries.

      This proxy statement contains information related to the 2003 Annual Meeting of our Stockholders to be held on Thursday, May 15, 2003, beginning at 10:00 a.m., Mountain Daylight Time, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, and at any postponements or adjournments thereof.

                              ABOUT THE MEETING

Who sent me this proxy statement?

      Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation of your proxy. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will pay approximately $1,000 to third parties for these services. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders.

Why did I receive this proxy statement and proxy card?

      You received this proxy statement and proxy card from us because you owned our common stock as of April 4, 2003. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors and ratification of the selection of our independent accountants. Please read this proxy statement carefully.

What is a proxy?

      A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Raymond Yee and Fred Witsell have been designated as proxies for our 2003 Annual Meeting of Stockholders.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

What is the purpose of the annual meeting?

      At the annual meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors and the ratification of the selection of our independent accountants. In addition, our management will report on our performance during fiscal 2002 and respond to questions from stockholders.

What is the difference between a stockholder of record and a stockholder who holds stock in "street name"?

      Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

      If your shares are registered in your name with our transfer agent, Computershare Trust Company, you are a stockholder of record, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

      If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

      As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend our annual meeting. However, your broker does have the right to vote your shares of common stock on the matters to be acted upon if you do not provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides.

Who is entitled to vote at the annual meeting?

      All stockholders who owned our common stock at the close of business on the record date, April 4, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

      Each outstanding share of our common stock will be entitled to one vote on all matters to be considered at the annual meeting.

Who can attend the annual meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

      Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting. Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

      Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. We estimate that, as of April 4, 2003, the record date, approximately 8,561,374 shares of our common stock will be issued, of which 8,522,632 will be outstanding.

      Your common stock will be counted as present at the meeting if you: o are present at the meeting; or o have properly submitted a proxy card.

      Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

      If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the meeting.

Can I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

      o     for the election of the three nominated directors; and


      o for the proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our accountants for the fiscal year ended December 31, 2003.

      With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

      Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares present at the meeting. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee is permitted to exercise voting discretion with respect to the matters to be acted upon. However, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who counts the votes?

      ADP Investor Communication Services will tabulate the votes, and Anita Blackman, Executive Assistant of MarkWest Hydrocarbon, will act as the inspector of election.

Where can I find results of the meeting?

      The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2003.

Whom should I contact with questions?

      If you have any questions about this proxy statement or the meeting, please contact Raymond Yee, our Assistant Secretary, at (303) 290-8700.

Where may I obtain additional information about MarkWest Hydrocarbon, Inc.?

      We refer you to our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission for additional information on the Company. Our Annual Report on Form 10-K, including financial statements, is included with your proxy materials. If you would like to receive any additional information, please contact our Investor Relations Department at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000 or by telephone at (303) 290-8700.

                    PROPOSALS PRESENTED FOR STOCKHOLDER VOTE

Proposal 1: Election of three CLASS I directors, who will serve until our 2006
            Annual Meeting.

      The Class I director nominees are:

            o     Arthur J. Denney
            o     Donald C. Heppermann
            o     Karen L. Rogers

      Detailed biographies for each of these nominees follow under the heading "Board of Directors and Executive Officers." The biographies for our other members of the Board of Directors are also included in that section.

      Your Board unanimously recommends a vote FOR each of these directors.

Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as the company's principal independent accountant

      The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent accountants for the 2003 fiscal year, subject to stockholder ratification. As our independent accountants, PricewaterhouseCoopers LLP would audit our consolidated financial statements for fiscal 2003 and may perform certain audit-related services and consultation in connection with various accounting and financial reporting matters. PricewaterhouseCoopers LLP may also perform certain non-audit services for us. The Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP's independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules. PricewaterhouseCoopers LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

      PricewaterhouseCoopers LLP will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

      PricewaterhouseCoopers LLP billed the company for professional expenses in the aggregate of $721,574 and $245,244 for 2002 and 2001, respectively. These fees break down as follows:

                                                                Year ended
                                                                December 31,
                                                            --------------------
                                                              2002       2001
                                                            ---------  ---------
      Audit fees:
         MarkWest Hydrocarbon, Inc. ......................  $163,000    $105,375
         MarkWest Energy Partners, L.P., paid by
         MarkWest Hydrocarbon,
           Inc., and later reimbursed by MarkWest Energy
         Partners, L.P.
           (consolidated subsidiary) .....................   115,800          --
         Canadian acquisition ............................        --      25,500
         MarkWest Energy Partners, L.P., initial public
           offering, paid by MarkWest Hydrocarbon, Inc.,
           and later reimbursed by MarkWest Energy
           Partners, L.P. (consolidated subsidiary) ......   248,250          --
      Audit-related fees:
         Profit sharing plan .............................        --      12,450
         Risk management review ..........................        --      13,600
      Tax fees:
         MarkWest Hydrocarbon, Inc. ......................     7,578          --
         Canadian acquisition ............................        --      88,319
         MarkWest Energy Partners, L.P., tax fees, paid
           by MarkWest Hydrocarbon, Inc., and later
           reimbursed by MarkWest Energy Partners, L.P.
           (consolidated subsidiary) .....................   185,344          --
      All other fees:
         Research/seminar fee ............................     1,602          --
                                                            --------    --------
           Total professional services paid by MarkWest
             Hydrocarbon .................................  $721,574    $245,244
                                                            ========    ========

          Your Board unanimously recommends a vote FOR the approval of PricewaterhouseCoopers LLP as our independent accountant for 2003.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

       Name               Age         Position with MarkWest Hydrocarbon, Inc.           Director Since
Arthur J. Denney           54      Director and Executive Vice President                     1996
                                   Chairman of the Board of Directors, President and
John M. Fox                63      Chief Executive Officer                                   1988
                                   Director, Senior Vice President, Chief Financial
Donald C. Heppermann       60      Officer and Secretary                                     2002
William A. Kellstrom       62      Director                                                  2000
Randy S. Nickerson         42      Senior Vice President                                      NA
Karen L. Rogers            47      Director                                                  2000
Barry W. Spector           51      Director                                                  1995
Donald D. Wolf             59      Director                                                  1999

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

       Name                  Age         Position with MarkWest Hydrocarbon, Inc.            Director Since
Arthur J. Denney             54      Director and Executive Vice President                        1996
John M. Fox                  63      Chairman of the Board of Directors, President and            1988
                                     Chief Executive Officer
Donald C. Heppermann         60      Director, Senior Vice President, Chief Financial             2002
                                     Officer and Secretary
William A. Kellstrom         62      Director                                                     2000
Randy S. Nickerson           42      Senior Vice President                                         NA
Karen L. Rogers              47      Director                                                     2000
Barry W. Spector             51      Director                                                     1995
Donald D. Wolf               59      Director                                                     1999

                       Nominees for the Board of Directors

Class I Directors--Term ending at the annual meeting to be held in 2006.

      Arthur J. Denney has served as Executive Vice President of MarkWest Hydrocarbon, Inc., since December 2001 and also serves as Senior Executive Vice President, Chief Operating Officer and Assistant Secretary of MarkWest Energy GP, L.L.C. (the General Partner), the general partner of MarkWest Energy Partners, L.P. Mr. Denney served as the Company's Senior Vice President of Engineering and Project Development from January 1997 to December 2001 and the Company's Vice President of Engineering and Business Development from January 1990 to January 1997. He has served as a member of our Board of Directors since June 1996 and the General Partner's Board of Directors since May 2002. From 1987 to 1990, he served as Manager of Business Development for Lair Petroleum, Inc. and from 1974 to 1987, Enron Gas Processing Co. and its predecessor companies employed Mr. Denney in a variety of positions.

      Donald C. Heppermann has served as Senior Vice President, Chief Financial Officer and Secretary of MarkWest Hydrocarbon, Inc., since he joined us in November 2002. Mr. Heppermann also serves as Senior Executive Vice President, Chief Financial Officer and Secretary of the General Partner. He has served as a member of our Board of Directors and the General Partner's Board of Directors since November 2002. Prior to joining us, Mr. Heppermann was a private investor and a career executive in the energy industry, with major responsibilities in operations, finance, business development and strategic planning. From 1990 to 1997 he served as President and Chief Operating Officer for InterCoast Energy Company, an unregulated subsidiary of Mid American Energy Company. From 1987 to 1990 Mr. Heppermann was with Pinnacle West Capital Corporation, the holding company for Arizona Public Service Company, where he was Vice President of Finance. Prior to 1987, Enron Corporation and its predecessors employed Mr. Heppermann in a variety of positions, including Executive Vice President, Gas Pipeline Group.

      Karen L. Rogers has served as a member of the Board of Directors of MarkWest Hydrocarbon, Inc., since June 2000 and is currently a member of the Audit Committee. Since 2000, Ms. Rogers has been working for Wells Fargo Bank West N.A. and is currently a Senior Relationship Manager for select clients in the Western Region of the Wells Fargo Energy and Minerals Group. Prior to 1997, she was Senior Vice President and Manager of NationsBank Energy Group Denver, Inc. Ms. Rogers has more than 23 years of experience in energy finance and corporate banking.

                  Continuing Members of the Board of Directors

Class II Directors--Term ending at the annual meeting to be held in 2004.

      William A. Kellstrom has served as a member of our Board of Directors since May 2000 and the General Partner's Board of Directors since May 2002. Mr. Kellstrom has held a variety of managerial positions in the natural gas industry since 1968 in the distribution, pipelines and marketing areas. He held various management and executive positions with Enron Corp., including Executive Vice President, Pipeline Marketing and Senior Vice President, Interstate Pipelines. In 1989, he created and was President of Tenaska Marketing Ventures, a gas marketing company for the Tenaska Power Group. From 1992 until 1997 he was with NorAm Energy Corporation (since merged with Reliant Energy, Incorporated, and later spun off with Centerpoint Reliant), where he was President of the Energy Marketing Company and Senior Vice President, Corporate Development.

      Barry W. Spector has been a member of the Board of Directors of MarkWest Hydrocarbon since September 1995. He has practiced law as a sole practitioner since 1979. Mr. Spector's practice emphasizes oil and gas law, with a particular emphasis in natural gas contracts, marketing and property acquisitions, and divestitures.

Class III Directors--Term ending at the annual meeting to be held in 2005.

      John M. Fox has served as MarkWest Hydrocarbon's President, Chief Executive Officer and Chairman of the Board of Directors since its inception in April 1988. Mr. Fox has served in the same capacities for the General Partner since May 2002. Prior to founding MarkWest Hydrocarbon, Inc., he was a founder of Western Gas Resources, Inc., and served as its Executive Vice President and Chief Operating Officer from 1972 to 1986.

      Donald D. Wolf has served as a member of our Board of Directors since June 1996. He is a member of both the Audit Committee and the Compensation Committee. Mr. Wolf is currently Chairman and Chief Executive Officer of Westport Resources. From 1994 to 1996, Mr. Wolf was Chairman and Chief Executive Officer of UMC Petroleum. In 1981, Mr. Wolf founded General Atlantic Energy Co., which merged with UMC Petroleum in 1994. He has had a diversified 39-year career in the oil and gas industry.

Other Executive Officers who hold office at the discretion of the Board

      Randy S. Nickerson has served as Senior Vice President of MarkWest Hydrocarbon, Inc., since December 2001 and also serves as Executive Vice President, Corporate Development of the General Partner. Mr. Nickerson served as Vice President and General Manager of the Appalachia Business Unit from 1997 through 2001. Mr. Nickerson joined MarkWest Hydrocarbon in 1995 as Manager, New Projects and served as General Manager of the Michigan Business Unit from June 1996 until June 1997. From 1990 to 1995, he was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions.

                Meetings of the Board of Directors and Committees

      During the fiscal year ended December 31, 2002, the Board of Directors met four times. All of our directors attended 100% of the meetings of the Board of Directors. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

      Our Board of Directors has a standing Audit Committee and Compensation Committee. We have no standing nominating committee or committee performing a similar function.

      Compensation Committee. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our Stock Incentive Plan and our Incentive Compensation Plan. During fiscal 2002, the Compensation Committee held one meeting and also took action by unanimous written consent. The current members of the Compensation Committee are Mr. Wolf and Mr. Kellstrom. Both members of the Compensation Committee attended the meeting of the Compensation Committee in 2002.

      Audit Committee. The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent accountants prior to the presentation of financial statements to stockholders, and as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available on our Internet site at www.markwest.com. All of the members of the Audit Committee are independent, as such term is defined in Section 121(A) of the American Stock Exchange listing standards. During fiscal 2002, the Audit Committee held five meetings, both in person and via teleconference. The current members of the Audit Committee are Ms. Rogers, Mr. Wolf and Mr. Kellstrom. Each of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee in 2002, except Mr. Wolf, who attended 60% of the Audit Committee meetings.

          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is composed of two non-employee directors. The Committee is responsible for developing and approving our executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers. The overall objectives of our executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

Compensation Philosophy

      The goals of the compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers whose contributions are critical to long-term success. Periodically, the compensation levels of executive officers are compared to survey information to ensure our compensation levels are competitive. Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment or an individual executive officer's circumstances. We apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and consummation of strategic projects or acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and our company values are fostered.

Compensation Vehicles

      We have a successful history of using a simple total compensation program that consists of cash- and equity-based compensation. The components of our compensation program for our executive officers include base salary, performance-based cash bonuses, and long-term incentive compensation in the form of stock options, restricted stock awards, and restricted unit grants of MarkWest Energy Partners, L.P.

Base Salary

      The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. Base salaries for the executive officers are intended to be based on the average of fixed compensation levels for comparable management personnel employed by peer companies of a similar size. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience, performance and other specific issues. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

Performance-Based Cash Bonuses

      Under our incentive compensation program bonuses are awarded only if we achieve or exceed certain corporate performance objectives relating to forecasted EBITDA (earnings before interest, taxes, depreciation, depletion and amortization). The forecasted EBITDA target is determined by the Board of Directors early in the fiscal year or during the last quarter of the prior year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers based on a percentage of the executive's salary ranging from approximately 0% to 64% and all other non-union employees depending on the forecasted EBITDA goals as established at the beginning of the year. If the base performance criteria are met, each executive officer is entitled to a base bonus amount equal to that percentage of the executive officer's base salary. A similar approach is used for all other non-union personnel at differing percentage levels.

      For fiscal year 2002, we did not meet our forecasted EBITDA goals set forth in the Incentive Compensation Plan. As a result, executive officers received bonuses under the plan at a 2 percent level. Such bonuses were paid on year-to-date performance in May 2002 in accordance with the provisions of the Plan.

Stock Option Program

      Stock options and restricted stock awards are granted to executive officers under the Stock Incentive Plan. The objectives of the Stock Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in our common stock.

      The Stock Incentive Plan authorizes the Board of Directors or a committee of non-employee directors to grant stock options, restricted stock and other types of awards to executive officers. To date, the only type of awards granted to executive officers under the Stock Incentive Plan have been stock options. All stock options currently outstanding were granted at an option price at least equal to the fair market value of our common stock on the date of grant, generally have ten-year terms and generally become exercisable in installments over a four-year period.

      Stock options may be granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither our profitability nor the market value of our stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. Our policy is generally to grant stock options biannually. The determination of whether or not additional options will be granted is based on a number of factors, including our performance, individual performance and levels of options granted at the competitive median for our peer group.

Phantom Units in MarkWest Energy Partners

      Phantom units in MarkWest Energy Partners were granted to executives and directors in 2002, amounting to 35,000 units. A restricted unit in MarkWest Energy Partners, L.P., is a "phantom" unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit, or in the discretion of the Compensation Committee, cash equivalent to the value of a common unit. These restricted units are entitled to receive distribution equivalents, which represent cash equal to the amount of cash distributions made on common units during the vesting period, from the date of grant. The restricted units vest over a period of four years, with 25 percent of the grant vesting at the end of each of the second and third years and 50 percent vesting at the end of the fourth year. In the future, the Compensation Committee may determine to make additional grants under the plan to employees and directors containing such terms as the Compensation Committee shall determine under the plan. The Compensation Committee will determine the period over which restricted units granted to employees and directors will vest. The committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of MarkWest Hydrocarbon, Inc., or MarkWest Energy Partners, L.P.

      We intend the issuance of the common units upon vesting of the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of the common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Savings Plan; Benefits

      We make a matching contribution under our 401(k) Savings and Profit Sharing Plan. We may also make a discretionary profit sharing payment annually to executives and all other employees under this plan based upon our financial performance compared to corporate goals for that year. In addition, we provide medical and other miscellaneous benefits to executive officers that are generally available to all employees.

Non-Competition, Non-Solicitation and Confidentiality Agreement and Severance
Plan

      We have entered into Non-Competition, Non-Solicitation and Confidentiality Agreements (the Non-Competition Agreements) with certain key employees. As a result of signing the Non-Competition Agreements, key employees are eligible for the 1997 Severance Plan (the Severance Plan). The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of (i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

Chief Executive Officer Compensation

      Base Salary. The base salary of the Chief Executive Officer is established by, and is subject to, adjustment by the Compensation Committee. Factors taken into consideration in the determination of the Chief Executive Officer's base salary may include the base salaries for chief executive officers of our peer group, historical compensation practices and the general experience of the Compensation Committee members in dealing with compensation matters at other energy companies.

      Bonuses and Stock Option Awards. Mr. Fox received a bonus of $3,199 for fiscal year 2002 under the Incentive Compensation Plan. Such bonus was paid in May 2002 in accordance with the Plan provisions. No installments were paid in August or December 2002 or March 2003. Mr. Fox did not receive options to purchase shares of our common stock, nor has he been granted any restricted stock under the Stock Incentive Plan to date.

      Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. We anticipate that incentive-based compensation paid in excess of $1 million will be deductible under Section 162(m). The Compensation Committee believes, however, that there may be circumstances in which our interests are best served by providing compensation that is not fully deductible under Section 162(m) and reserves the ability to exercise discretion to authorize such compensation.

                                                  Compensation Committee
                                                  William A. Kellstrom
                                                  Donald D. Wolf

                             AUDIT COMMITTEE REPORT

      This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2002. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we have specifically incorporated it by reference into such filing.

      The Audit Committee is comprised of Karen L. Rogers, William A. Kellstrom, and Donald D. Wolf. The role of the Audit Committee is to oversee MarkWest Hydrocarbon's financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee will also review safety and environmental performance, which includes reviewing summaries of communications with regulatory agencies, reviewing summaries of incidents, and ensuring a third-party review occurs once every two years at all MarkWest Hydrocarbon's locations. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2002, with management and the independent accountants.

      Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, our independent accountants have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the accountants their independence from MarkWest. The Audit Committee has also considered whether the independent accountant's provision of non-audit services is compatible with maintaining the independent accountants' independence and determined that it is.

      Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                                  Audit Committee
                                                  Karen L. Rogers
                                                  William A. Kellstrom
                                                  Donald D. Wolf

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended (Section 16(a)), requires executive officers and directors and persons who beneficially own more than ten percent (10%) of our common stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission (SEC). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

      Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers, directors and holders of 10 percent or more of our common stock, we have identified the following people who failed to file such forms on a timely basis with the Commission, as required by section 16(a), during the most recent fiscal year. Arthur Denney filed one late Form 4 for sale of shares. John Fox filed three late Forms 4 for purchases of shares. Donald Heppermann filed one late Form 3 for options granted. William Kellstrom, Karen Rogers, Barry Spector and Donald Wolf each filed one late Form 4 for options granted. Barry Spector and Donald Wolf filed one late Form 4 for expired options. Gerald Tywoniuk, a former officer and director of the Company, filed one late Form 4 for canceled options.

      We are not aware of any other failure to file a Section 16(a) form with the SEC or any transaction that was not reported on a timely basis which was required to be reported. We believe that our executive officers, directors and 10 percent beneficial owners complied with all other applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investments with Affiliate

      Through our wholly owned subsidiary, MarkWest Resources, Inc. (Resources), we hold varied undivided interests in several exploration and production assets in which MAK-J Energy Partners Ltd. (MAK-J) also owns an undivided interest, varying from 25 to 51 percent. The general partner of MAK-J is a corporation owned and controlled by our President and Chief Executive Officer. Joint property acquisitions and joint operating agreements are subject to the approval of independent members of our Board of Directors. The properties are held pursuant to operating agreements entered into between Resources and MAK-J. Resources is the operator under such agreements. As the operator, Resources is obligated to provide certain engineering, administrative and accounting services to the joint ventures. The joint venture agreements provide for a monthly fee payable to Resources to offset the costs of such services. As of December 31, 2002 and 2001, we had receivables due from MAK-J for its normal course of business share of operating and capital costs of approximately $0.7 million and $0.6 million, respectively, and payables to MAK-J for its normal course of business share of revenues of approximately $1.2 million and $0.5 million, respectively.

      Mr. Fox has agreed that as long as he is an officer or director of MarkWest Hydrocarbon and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activities with us except and to the extent that our independent and unaffiliated directors deem it advisable and in our best interest to include one or more additional participants, which participants may include entities controlled by Mr. Fox.

      In January 2001, Resources and MAK-J jointly acquired additional properties in the San Juan Basin for $7.5 million (with interests being 75 and 25 percent, respectively), to be operated in accordance with the procedures outlined in the above paragraph. In March 2002, Resources and MAK-J jointly acquired twelve producing properties in the San Juan Basin for approximately $3.6 million (with interests being 49 and 51 percent, respectively).

Sale of Securities to Related Party

      During November 2002, MarkWest Hydrocarbon sold 500,000 of its Partnership subordinated units to a private venture fund for $8.6 million. The sale price was $17.146 per subordinated unit, representing a 22 percent discount off the common unit price of MarkWest Energy over the 20 trading days prior to closing. The discounted subordinated unit sales price relative to the market value of the common units was attributable to the preference of the common units with respect to distributions as well as no public trading market for the subordinated units. MarkWest Hydrocarbon granted preferential rights to conversion to the buyer: one-third of the 500,000 subordinated units sold will be converted into common units at each of the first three possible conversion dates provided for in MarkWest Energy's partnership agreement. MarkWest Hydrocarbon's President and Chief Executive Officer is a limited partner of the private venture fund that purchased the units.

Other Relationships

      Donald D. Wolf, a member of the Board of Directors, is Chairman and Chief Executive Officer of Westport Resources Corporation, which is a party to certain 1997 contracts with indirect subsidiaries of MarkWest for transportation, treating and processing services in western Michigan. No services were performed in the last fiscal year pursuant to these contracts. The terms of these contracts were negotiated on an arm's length basis prior to Mr. Wolf's 1999 election to the Board of Directors.

Legal Fees Paid to Director

      Barry W. Spector, a director of the Company, periodically provides legal services to us. During 2002, we paid Mr. Spector legal fees of approximately $63,170 in return for such services. Fees incurred during 2002 represent less than 15 percent of Mr. Spector's gross billings during fiscal year 2002.

Future Transactions

      The terms of any future transactions between us and our directors, officers, principal stockholders or other affiliates, or the decision to participate or not participate in transactions offered by our directors, officers, principal stockholders or other affiliates will be approved by a majority of our independent and unaffiliated directors. Our Board of Directors will use such procedures in evaluating their terms as are appropriate considering the fiduciary duties of the Board of Directors under Delaware law. In any such review the Board may use outside experts or consultants including independent legal counsel, secure appraisals or other market comparisons, refer to generally available statistics or prices or take such other actions as are appropriate under the circumstances. Although such procedures are intended to ensure that transactions with affiliates will be at least as favorable to the Company as an arm's length transaction with an unaffiliated third party, though no assurance can be given that such procedures will produce such result.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

      Directors who are MarkWest employees receive no compensation for services as members of the Board. All directors who are not MarkWest employees receive an attendance fee of $2,000 for each board meeting or committee meeting that they attend in person and $700 for each board meeting or committee meeting that they participate in by telephone. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings. In addition, pursuant to our Non-Employee Director Plan, as amended in June 1997 and December 1999, each non-employee director (a) received options to purchase 1,000 shares of common stock at the time of approval of the Non-Employee Director Plan by the Board of Directors in July 1996 and (b) beginning December 1999, receives options to purchase an additional 1,000 shares of common stock biannually thereafter (previously 500 options on the day after each annual meeting of our stockholders). The Non-Employee Director Plan currently provides for the initial grant of options to purchase 1,000 shares of common stock to each newly appointed non-employee director upon the date on which such person becomes a director. Directors who are MarkWest employees do not receive any additional stock incentive compensation for serving on the Board of Directors.

Executive Officers

      The following table sets forth the cash and non-cash compensation earned for fiscal years 2002, 2001 and 2000 by our Chief Executive Officer and the four other highest paid officers, whose salary and bonus exceeded $100,000 for services rendered (Named Executive Officers). Two other individuals are also included in the table. These individuals would have been Named Executive Officers but for the fact that they were not executive officers as of December 31, 2002.

      These salaries and bonuses also include payment for service as officers/directors of MarkWest Energy GP, L.L.C.

                           Summary Compensation Table

                                                                                             Long-Term Compensation
                                                                                            ---------------------------
                                                            Annual Compensation             Securities
                                                     ----------------------------------     Underlying       All Other
                                                     Fiscal        Salary       Bonus        Options       Compensation
Name and Principal Positions                          Year         ($)(1)       ($)(2)         (#)             ($)(3)
----------------------------                         ------      ----------    ---------    ----------     ------------
John M. Fox.....................................      2002        $190,515     $  3,199          NA          $15,241
   President and Chief Executive Officer              2001         186,213        9,595       2,594           12,900
                                                      2000         179,196       78,270       6,476           13,600

Arthur J. Denney................................      2002        $176,096     $  2,957          NA          $14,088
   Executive Vice President                           2001         172,120        8,868       2,474           12,692
                                                      2000         164,797       72,346       6,062           13,184

Randy S. Nickerson..............................      2002        $154,943     $  2,601          NA          $12,395
   Vice President and General Manager,                2001         147,628        7,602       2,263           10,948
   Appalachia Business Unit                           2000         141,432       62,013       9,088           11,301

John C. Mollenkopf..............................      2002        $129,322     $  2,171          NA          $10,346
   Vice President, Michigan Business Unit             2001         124,892        5,991       3,708            9,056
                                                      2000         117,857       42,925       6,755           12,901

Frederick J. Witsell............................      2002        $120,000     $  2,015          NA          $ 7,200
   Vice President, Rocky Mountain Business            2001         101,282       20,547       1,375            5,546
      Unit                                            2000          97,569       37,812       2,266            8,255

Brian T. O'Neill(4).............................      2002        $191,587     $                 NA          $14,869
                                                                                      0
                                                      2001         188,330        9,595       2,594           12,900
                                                      2000         179,673       78,270       7,726           13,600

Gerald A. Tywoniuk(5)...........................      2002        $164,764     $  2,957          NA          $91,120
                                                      2001         160,336        8,142       6,853           11,731
                                                      2000         148,495       66,423       9,397           11,798

----------

(1) Represents actual salary earned in each respective fiscal year. Mr. Tywoniuk's salary in fiscal year 2002 represents the pro rata portion of his annual salary from January 1 through the end of his employment, November 30, 2002.

(2) Represents actual bonus earned in each respective fiscal year. Bonuses are paid to all employees in quarterly installments based on year-to-date performance in May, August, and December, with the balance paid in March of the following year in accordance with provisions of the Incentive Compensation Plan.

(3) Represents actual company contributions under our 401(k) Savings and Profit Sharing Plan. Mr. Tywoniuk's payment also includes a one-time-only payment of $86,411 received upon his resignation from the Company pursuant to his severance plan.

(4) Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001. He will receive payments for each fiscal year 2002 and 2003 as part of his separation from MarkWest.

(5) Mr. Tywoniuk resigned from his position as Senior Vice President of Finance, Chief Financial Officer, and Secretary effective November 30, 2002.

      Option Grants. No options were granted to these officers during 2002.

      Option Values. The following table summarizes the value of the options held at the end of fiscal year 2002 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2002.

                        Fiscal Year-End Option Values

                                                                Number of Securities         Value of Unexercised
                                    Shares                     Underlying Unexercised      In-the-Money Options at
Name                               Acquired                   Options at End of Fiscal        End of Fiscal 2002
                                      on         Value                2002 (#)                      ($)(1)
                                   Exercise     Realized     --------------------------  ---------------------------
                                     (#)          ($)        Exercisable  Unexercisable  Exercisable   Unexercisable
                                   --------     --------     -----------  -------------  -----------   -------------
John M. Fox...................        --           --           33,182         7,890       $   666       $   222
Arthur J. Denney..............        --           --           61,213        10,329         1,298           535
Randy S. Nickerson............        --           --           54,943        11,871           780           260
John C. Mollenkopf............        --           --           27,157         8,732           636           212
Frederick J. Witsell..........        --           --            9,504         8,101           275            92
Brian T. O'Neill(2)...........        --           --           55,770        10,717           919           306
Gerald A. Tywoniuk(3).........        --           --                0             0             0             0

 -----------------

(1) Value based on the difference between the closing price of our common stock as reported by the American Stock Exchange on December 31, 2002, and the option exercise price per share multiplied by the number of shares subject to the option.

(2) Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001.

(3) Mr. Tywoniuk resigned from his position as Senior Vice President of Finance, Chief Financial Officer and Secretary effective November 30, 2002.

      401(k) and other Compensation Plans. In addition to annual salary, executive officers also receive compensation pursuant to the Stock Incentive Plan, the Incentive Compensation Plan and the 401(k) Savings and Profit Sharing Plan.

      Severance Plan. Mr. Fox, Mr. Denney, Mr. Nickerson and Mr. Mollenkopf have entered into Non-Competition, Non-Solicitation and Confidentiality Agreements, and thus are eligible for the Severance Plan described in the Compensation Committee Report on page 11 of this proxy.

                     EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2002, about the shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans, including the Stock Incentive Plan and Non-Employee Director Plan. We do not have equity compensation plans that have not received stockholder approval.

                                                                                                                (c)
                                               (a)                                                Number of securities remaining
                                    Number of securities to be               (b)                  available for future issuance
                                      issued upon exercise of      Weighted-average exercise        under equity compensation
                                       outstanding options,      price of outstanding options,     plans (excluding securities
Plan Category                           warrants and rights            warrant and rights            reflected in column [a])
-------------                       --------------------------   -----------------------------    ------------------------------
Equity compensation
   plans approved by
   security holders................           728,315                        $9.06                            88,478

Equity compensation
   plans not approved
   by security holders.............             --                             NA                               NA

Total..............................           728,315                        $9.06                            88,478

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of February 28, 2003, regarding the beneficial ownership of our common stock held by beneficial owners of 5 percent or more of common stock, by each director, by each Named Executive Officer and by all of the directors and officers of the Company as a group.

                                                                  Acquirable                            Percent
                                                                    Within        Total Shares            of
                                                 Number of        60 Days of      Beneficially           Total
Stockholder(1)                                    Shares        February 28(2)      Owned(3)           Shares(4)
--------------                                    ------        --------------      --------           ---------
John M. Fox(5) ..............................    4,132,567           33,182        4,165,749             48.7%
FMR Corp.(6)
    82 Devonshire Street
    Boston, Massachusetts 02109 .............      760,300               --          760,300              8.9%
Wellington Management Company, LLP(7)
    75 State Street
    Boston, Massachusetts 02109 .............      775,000               --          775,000              9.1%
Dimensional Fund Advisors(8)
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401 ..........      552,600               --          552,600              6.5%
Brian T. O'Neill ............................      433,378           55,770          489,148              5.7%
Arthur J. Denney(9) .........................       34,625           61,213           95,838              1.1%
Donald C. Heppermann ........................          395               --              395                *
Donald D. Wolf ..............................        3,000            3,500            6,500                *
Barry W. Spector ............................        6,699            3,500           10,199                *
William A. Kellstrom ........................        6,000            4,167           10,167                *
Karen L. Rogers .............................        3,000            4,167            7,167                *
Randy S. Nickerson ..........................        4,475           54,943           59,418                *
Frederick J. Witsell ........................        1,000            9,504           10,504                *
John C. Mollenkopf ..........................          479           27,157           27,636                *
All directors and executive officers as
    a group (8 individuals) .................    4,190,761          164,672        4,355,433             50.1%

----------

*   Indicates less than 1.0%.

(1) Unless otherwise noted, the address for the stockholder listed is c/o MarkWest Hydrocarbon, Inc., 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

(2) This column reflects the number of shares that could be purchased by the exercise of options available on February 28, 2003, or within sixty days thereafter under our stock option plans.

(3) For executive officers, the numbers include interests in shares held in employee benefit plans. Unless otherwise indicated, the directors and Named Executive Officers have sole voting and dispositive power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors or named executive officers and their respective spouses.

(4) All percentages have been determined at February 28, 2003, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person or group has the right to acquire within sixty days after February 28, 2003. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or group has the right to acquire within sixty days after February 28, 2003, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group. At

    February 28, 2003, a total of 8,561,374 shares of common stock were issued and 8,520,942 shares were outstanding. Options to acquire a total of 529,815 shares of common stock were exercisable within sixty days.

(5) Includes an aggregate of (i) 3,685,086 shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox, of which Mr. Fox is also considered a beneficial owner (Mr. Fox has an indirect pecuniary interest in the MWHC shares); (ii) 171,901 shares held in the aggregate in the Brent A. Crabtree Trust, Brian T. Crabtree Trust and the Carrie L. Crabtree Trust (the Crabtree Trusts), for each of which Mr. Fox is the Trustee; and (iii) 106,857 shares held by the MaggieGeorge Foundation, for which certain family members of Mr. Fox are directors. Mr. Fox disclaims beneficial ownership of the shares held in the Crabtree Trusts and by the MaggieGeorge Foundation within the meaning of Rule 13d-3 under the Exchange Act.

(6) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. (FMR) on February 13, 2003, with respect to shares held as of December 31, 2002. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and a wholly owned subsidiary of FMR, beneficially owns 760,300 shares. According to the Schedule 13G, FMR has sole voting power with respect to zero shares and sole dispositive power with respect to 760,300 shares.

(7) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP (Wellington), on February 12, 2003, with respect to shares held as of December 31, 2002. The
    Schedule 13G indicates that Wellington has shared voting power with respect to 625,000 shares and shared dispositive power with respect to 775,000 shares.

(8) Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. (Dimensional), on February 11, 2003, with respect to shares held as of December 31, 2002. The
    Schedule 13G indicates that Dimensional has sole voting and dispositive power with respect to 552,600 shares.

(9) Includes 400 shares held by Mr. Denney as custodian for his two children.

                              PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on our common stock for the period from December 31, 1997, through December 31, 2002, with the cumulative total return on the S&P 500 Index and an index of peer companies. Each company in the peer group is publicly traded, generates a portion of its total revenue from the gathering, processing and marketing of NGLs, or is commonly included by equity analysts in our peer group.

      [THE FOLLOWING WAS PRESENTED AS A LINE GRAPH IN THE PRINTED MATERIAL]

                              Total Return Analysis

                                            12/31/1997    12/31/1998      12/31/1999     12/31/2000     12/31/2001      12/31/2002
                                            ----------    ----------      ----------     ----------     ----------      ----------
MarkWest Hydrocarbon..................       $ 100.00     $    40.91       $   29.55      $   51.14      $   29.09       $   25.91
Peer Group(1).........................       $ 100.00     $    63.41       $   53.22      $   85.58      $   91.58       $   99.27
DJ Energy Index.......................       $ 100.00     $   121.57       $  146.98      $  140.78      $  123.57       $  103.16
S&P 500 Index.........................       $ 100.00     $    92.40       $  109.25      $  135.74      $  117.73       $   99.60

----------
(1) Comprised of Transmontaigne, Inc., and Western Gas Resources, Inc.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

      Any proposal by a stockholder to be presented at the year 2004 annual meeting must be received at our principal executive offices at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, no later than January 9, 2004. Stockholder proposals for the 2004 annual meeting that are submitted on or before March 15, 2004, may, at our discretion, be voted on at the 2004 annual meeting. All proposals received after March 16, 2004, will be considered untimely.

                                          By Order of the Board of Directors,

                                          Donald C. Heppermann
                                          Secretary

Dated: April 14, 2003

MARK WEST HYDROCARBON, INC.
155 INVERNESS DRIVE WEST, SUITE 200
ENGLEWOOD, COLORADO 80112-5000

AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to MarkWest Hydrocarbon, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                                           123,456,789,012.00000
                                            CONTROL NUMBER          000000000000
                                            ACCOUNT NUMBER   1234567890123456789

                                            PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X             MKWSTI
                                              KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

================================================================================
MARKWEST HYDROCARBON, INC.
                                                      03 0000000000 218104014081
Vote On Directors

1.    ELECTION OF CLASS I DIRECTORS

      Nominees: 01) Arthur J. Denney
                02) Donald C. Heppermann
                03) Karen L. Rogers

For       Withhold      For All
All         All         Except

|_|         |_|          |_|

To withold authority to vote, mark "For All Except" and write the nominee's number on the line below.

--------------------------------------------------------------------------------

Vote On Proposal

2.    Ratification of PricewaterhouseCoopers LLP         For   Against   Abstain
      as the Company's independent accountants for
      the fiscal year ending December 31, 2003           |_|     |_|       |_|

3.    In their discretion, the proxies are
      authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR all of the above items.

      Please sign exactly as your name appears            AUTO DATA PROCESSING
hereon. Jointly owned shares will be voted as             INVESTOR COMM SERVICES
directed if one owner signs unless another owner          ATTENTION:
instructs to the contrary, in which case the              TEST PRINT
shares will not be voted. If signing in a                 51 MERCEDES WAY
representative capacity, please indicate title and        EDGEWOOD, NY
authority.                                                11717


-------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]           Date


-------------------------------------------------
Signature (Joint Owners)                     Date
                                                             123,456,789,012.000
                                                                       570762104
                                                                              31
                                     P70056
================================================================================

================================================================================

                                               THIS PROXY IS SOLICITED ON BEHALF
PROXY                                                  OF THE BOARD OF DIRECTORS

                           MARKWEST HYDROCARBON, INC.
                      155 Inverness Drive West, Suite 200
                         Englewood, Colorado 80112-5000

      The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 5, 2003, appoints Raymond Yee and Fred Witsell as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of Common Stock of MarkWest Hydrocarbon, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. (the "Company") to be held on May 15, 2003, at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000 at 10:00 a.m. MDT, and any adjournment or postponement thereof.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE,
                WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

================================================================================